UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2020

ONTO INNOVATION INC.
(Exact name of registrant as specified in its charter)
Delaware	001-39110	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16 Jonspin Road, Wilmington, Massachusetts 01887
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (978) 253-6200

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	ONTO	New York Stock Exchange (NYSE)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Timothy J. Stultz, Ph.D. and John R. Whitten did not stand for re-election to the Onto Innovation Inc. (the “Company”) Board of Directors at the Company’s Annual Meeting of Stockholders on May 12, 2020 (the “2020 Annual Meeting”) as a result of the Board’s determination to reduce the number of members of the Board from 12 directors to 10 directors.   At the time of their departure, Dr. Stultz and Mr. Whitten did not have any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.  The Company thanks Dr. Stultz and Mr. Whitten for their years of outstanding and dedicated service as directors.

(e) As described in Item 5.07 below, on May 12, 2020, at the 2020 Annual Meeting, the Company’s stockholders approved the Onto Innovation Inc. 2020 Stock Plan (the “2020 Plan”).

The 2020 Plan is administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”). The 2020 Plan allows for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares to any employee, non-employee director or other individual providing advisory or consulting services to the Company or any of its subsidiaries, as designated by the Compensation Committee from time to time. The 2020 Plan allows for the issuance of up to 3,500,000 shares of common stock of the Company, par value $.001 per share. The granting of awards under the 2020 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

The foregoing description of the 2020 Plan is qualified in its entirety by reference to the actual terms of the 2020 Plan, which is filed as an exhibit hereto and is incorporated herein by reference.

Item 5.07. Submission of Maters to a Vote of Security Holders.

The Company held its 2020 Annual Meeting on May 12, 2020 at its principal executive offices located in Wilmington, Massachusetts.  At the 2020 Annual Meeting, the Company’s stockholders voted on the following five proposals and cast their votes as follows:

 Proposal 1:  The stockholders elected Jeffrey A. Aukerman, Leo Berlinghieri, Edward J. Brown Jr., Vita A. Cassese, Robert G. Deuster, David B. Miller, Michael P. Plisinski, Bruce C. Rhine, Christopher A. Seams, and Christine A. Tsingos as directors of Onto Innovation Inc., each to serve until the next annual meeting and until his or her respective successor has been duly elected and qualified. The voting for each director was as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Jeffrey A. Aukerman	42,097,663	469,952	7,618	3,909,109
Leo Berlinghieri	41,306,949	1,260,550	7,734	3,909,109
Edward J. Brown Jr.	42,093,376	475,245	6,612	3,909,109
Vita A. Cassese	42,106,953	461,149	7,131	3,909,109
Robert G. Deuster	42,302,495	265,933	6,805	3,909,109
David B. Miller	41,947,972	620,494	6,767	3,909,109
Michael P. Plisinski	42,304,902	253,377	16,954	3,909,109
Bruce C. Rhine	41,246,102	1,322,202	6,929	3,909,109
Christopher A. Seams	41,965,882	602,481	6,870	3,909,109
Christine A. Tsingos	42,090,661	478,482	6,090	3,909,109

Proposal 2:  The stockholders approved, on an advisory (non-binding) basis, the compensation paid to Onto Innovation Inc.’s, executive officers in 2019, as disclosed in Onto Innovation Inc’s proxy statement for the 2020 Annual Meeting, by the following vote:

For	Against	Abstain	Broker Non-Votes
41,208,657	1,272,176	94,400	3,909,109

Proposal 3: The stockholders approved, the Onto Innovation Inc. 2020 Stock Plan, by the following vote:

For	Against	Abstain	Broker Non-Votes
40,681,765	1,826,209	67,259	3,909,109

Proposal 4: The stockholders approved, the Onto Innovation Inc. 2020 Employee Stock Purchase Plan, by the following vote:

For	Against	Abstain	Broker Non-Votes
42,479,374	37,001	58,858	3,909,109

Proposal 5: The stockholders ratified Ernst & Young LLP as Onto Innovation Inc.’s independent registered public accounting firm for the fiscal year ending December 26, 2020, by the following vote:

For	Against	Abstain	Broker Non-Votes
45,894,919	578,211	11,212	-

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Onto Innovation Inc. 2020 Stock Plan and forms of restricted stock units purchase agreements, performance stock unit purchase agreements and stock option agreements
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Onto Innovation Inc. 2020 Stock Plan and forms of restricted stock units purchase agreements, performance stock unit purchase agreements and stock option agreements
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Onto Innovation Inc.

Date: May 14, 2020	By: /s/ Robert A. Koch
Robert A. Koch VP, General Counsel & Secretary